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EXHIBIT 10.3

                                 PROMISSORY NOTE


$18,614,833.29                                           Lake Success, New York
                                                                January 1, 2000


                  FOR VALUE RECEIVED, the undersigned, ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION EMPLOYEE STOCK OWNERSHIP PLAN TRUST (the "Borrower"), acting through and by its Trustee, STATE STREET BANK AND TRUST COMPANY (the "Trustee"), hereby promises to pay to the order of ASTORIA FINANCIAL CORPORATION (the "Lender") the sum of EIGHTEEN MILLION SIX HUNDRED FOURTEEN THOUSAND EIGHT HUNDRED THIRTY-THREE DOLLARS AND TWENTY-NINE CENTS ($18,614,833.29) payable in annual installments, each of which shall be in the amount determined pursuant to sections 2.4 and 2.5(b) of the Amended and Restated Loan Agreement made and entered into as of January 1, 2000 by and between the Borrower and the Lender (the "Loan Agreement"), as of the last Business Day of December, 2000 and as of the last Business Day of each December thereafter, through and including the last business day of December 2029, at which date the entire principal amount then outstanding shall be due and payable. Principal payments may be deferred, in whole or in part, to the extent provided in the Loan Agreement.

                  This Promissory Note shall bear interest at the rate of six percent (6.00%) per annum set forth or established under the Loan Agreement from the date of the Loan Agreement, such interest to be payable at the time and in the manner set forth in the Loan Agreement commencing on the last Business Day of 2000 and thereafter on the last Business Day of each succeeding calendar year. Interest accrued shall cumulate until paid but shall not be compounded.

                  Anything herein to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Lender to the extent that the Lender's receipt thereof would not be permissible under the law or laws applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Lender on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. Such deferred interest shall not bear interest.

                  Payments of both principal and interest on this Promissory Note are to be made at the principal office of the Lender at One Astoria Federal Plaza, Lake Success, New York 11042 or such other place as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America in immediately available funds.



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                  Failure to make any payment of  principal  on this  Promissory
Note, or failure to make any payment of interest on this Promissory Note, not later than five (5) Business Days after the date when due, shall constitute a default hereunder, whereupon the principal amount of and accrued interest on this Promissory Note shall immediately become due and payable in accordance with, but also subject to the limitations set forth in, the terms of the Loan Agreement.

                  This Promissory Note is subject, in all respects, to the terms and provisions of the Loan Agreement, which is incorporated herein by this reference, and is secured by a Pledge Agreement between the Borrower and the Lender of even date herewith and is entitled to the benefits thereof.



                       ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION
                       EMPLOYEE STOCK OWNERSHIP PLAN TRUST

                       By:      State Street Bank and Trust Company,
                                solely as Trustee and not in any other capacity



                       By:      /S/ Marianne E. Sullivan
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                       Name:    Marianne E. Sullivan
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                       Title:   Vice President
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